Exhibit 10-n.2

SEVENTH AMENDMENT TO COMMERCIAL LEASE

[CarrAmerica Realty, L.P./Advanta Bank Corp.]

     THIS SEVENTH AMENDMENT (this “Amendment”) is entered into as of the 25th day of January, 2005, between CARRAMERICA REALTY, L.P., a Delaware limited partnership (“Landlord”), whose address is 1850 K Street, N.W., Suite 500, Washington, D.C. 20006, and ADVANTA BANK CORP., a Utah corporation, formerly known as Advanta Financial Corp. (“Tenant”), whose address is 11850 South Election Road, Draper, Utah 84020. (Landlord and Tenant are referred to in this Amendment collectively as the “Parties,” and individually as a “Party.”)

     FOR THE SUM OF TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

     1. Definitions. As used in this Amendment, each of the following terms shall have the indicated meaning, and any capitalized term that is used but not defined in this Amendment shall have the meaning set forth in the Lease (as defined below in this Paragraph 1):

          1.1. “Final Expansion Date” means April 1, 2005.

          1.2. “Lease” means the Commercial Lease, dated September 28, 1995, as previously amended by the First Amendment to Lease, dated February 13, 1996, the Second Amendment to Lease, dated May 20, 1996, the Third Amendment to Commercial Lease, dated October 27, 2000, the Fourth Amendment to Commercial Lease, dated May 3, 2001, the Fifth Amendment to Commercial Lease, dated February 28, 2002, and the Sixth Amendment to Commercial Lease (the “Sixth Amendment”), dated December 9, 2004, all entered into between Landlord or its predecessor in interest, Draper Park North, L.C., a Utah limited liability company, as landlord, and Tenant, as tenant.

          1.3. “Previous Space” means the space covered by the Lease prior to this Amendment (comprised of both the “Existing Space” and the “Additional Space” identified in the Sixth Amendment), consisting of approximately 56,360 rentable square feet, plus any additional square footage added by the expansion of the exercise facility pursuant to Paragraph 6 of this Amendment.

          1.4. “Remaining Space” means the additional space located on the second floor of the Building being added to the Previous Space by this Amendment, shown on the attached Exhibit A, consisting of approximately 15,878 rentable square feet, minus any square footage added to the Previous Space, as set forth in Paragraph 1.3 of this Amendment.

     2. Purpose. The Parties desire to expand the Previous Space to add the Remaining Space, in accordance with the terms and conditions of this Amendment.

     3. Premises. As of the Final Expansion Date, the Remaining Space shall be added to the Previous Space. As of the later of (a) the Final Expansion Date, and (b) the date on which all of the Additional Space is Delivered to Tenant (as those terms are defined in the Sixth Amendment), the “Premises” shall mean and consist of approximately 72,238 rentable square feet in the aggregate.

     4. Base Rent.

          4.1. Previous Space—Prior to May 1, 2005. Tenant shall pay to Landlord Base Rent on the Previous Space in accordance with the Lease, without reference to this Amendment, for the period expiring on April 30, 2005.

          4.2. Remaining Space—Prior to May 1, 2005. Tenant shall pay to Landlord Base Rent on the Remaining Space at the rate of $15.95 per rentable square foot for the period commencing on the Final Expansion Date and expiring on April 30, 2005.

          4.3. Premises—On and after May 1, 2005. Tenant shall pay to Landlord Base Rent on the Premises (comprised of both the Previous Space and the Remaining Space) on and after May 1, 2005 in accordance with the following schedule:

Dates	Annual Rent	Monthly Rent	Annual Rent Per RSF
5-01-05 to 4-30-06	$1,152,196.08	$96,016.34	$15.95
5-01-06 to 4-30-07	$1,186,870.32	$98,905.86	$16.43
5-01-07 to 4-30-08	$1,222,266.96	$101,855.58	$16.92
5-01-08 to 4-30-09	$1,259,108.40	$104,925.70	$17.43
5-01-09 to 4-30-10	$1,296,672.12	$108,056.01	$17.95

     5. Operating Expenses. Operating Expenses for the Remaining Space shall be handled in the same manner as those for the Additional Space, as set forth in Paragraph 6 of the Sixth Amendment.

     6. Tenant Improvements. Landlord shall, as soon as reasonably practicable, at its sole cost and expense, expand the size of the exercise facility identified in the Sixth Amendment by an amount determined by Tenant, up to an additional 400 square feet. At Tenant’s request made within fifteen (15) days after the date of this Amendment, Landlord shall, at Tenant’s sole cost and expense, expand the size of such exercise facility beyond such additional 400 square feet. In addition, Landlord shall contribute up to One Hundred Fifty-Eight Thousand Seven Hundred Eighty Dollars ($158,780) (the “Landlord’s Contribution”) toward improvements to the

Premises made by Tenant in accordance with Article 8 of the Lease during the period commencing on the date of this Amendment and expiring on the expiration or sooner termination of the Term. The Landlord’s Contribution shall be made by Landlord to Tenant within ten (10) days after receipt by Landlord of third-party invoices for completed work. The Landlord’s Contribution is in addition to, and not in any manner in derogation of, the tenant improvement obligations of Landlord set forth in Paragraph 7 of the Sixth Amendment.

     7. Parking Stalls. In complete satisfaction of Tenant’s parking rights set forth in the Lease, commencing on the Final Expansion Date, Tenant shall be entitled to the exclusive use of the four hundred nineteen (419) parking stalls in the parking lots and parking structure (upper and lower levels) adjacent to the Building, comprising one hundred percent (100%) of all parking stalls serving the Building. Tenant may, at its sole cost and expense, subject to reimbursement as part of the Landlord’s Contribution, install a security gate at the entrance to the lower level of such parking structure, which may be linked to Tenant’s security system, provided that Tenant first obtains Landlord’s written approval of the size, color and style of such security gate.

     8. Options to Extend. The options to extend set forth in the Sixth Amendment shall apply to the entire Premises, comprised of the Previous Space and the Remaining Space.

     9. Security Station. Notwithstanding Paragraph 11 of the Sixth Amendment to the contrary, Tenant may, at its option, leave its security station in its current location.

     10. General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. As modified by this Amendment, the Lease and all of Tenant’s obligations under the Lease are ratified and affirmed in their entirety. This Amendment shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah. This Amendment may be executed in one document or in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document, and shall be binding after each Party has signed this Amendment and Advanta Corp. has signed the attached Consent and Confirmation of Guarantor, and each Party has received a fully executed copy of this Amendment and such attachment. Each individual executing this Amendment represents and warrants that such individual has been duly authorized to execute and deliver this Amendment in the capacity and for the entity set forth where such individual signs. Each exhibit referred to in, and attached to, this Amendment is an integral part of this Amendment and is incorporated in this Amendment by this reference.

     THE PARTIES have executed this Amendment on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

CARRAMERICA REALTY, L.P.,
a Delaware limited partnership,
by its general partner:

CARRAMERICA REALTY GP HOLDINGS, LLC,
a Delaware limited liability company,
by its sole member:

CARRAMERICA REALTY OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership,
by its general partner:

CARRAMERICA REALTY CORPORATION,
a Maryland corporation

By	/s/

Its	Vice President

Date	2/2/05

TENANT:

ADVANTA BANK CORP.

By	/s/ John F. Moore

Its	President

Date	1/28/05

EXHIBIT A

to

SEVENTH AMENDMENT TO COMMERCIAL LEASE

REMAINING SPACE

     The Remaining Space referred to in the foregoing instrument is shown on the attachment.

CONSENT AND CONFIRMATION OF GUARANTOR

     THE UNDERSIGNED, ADVANTA CORP., a Delaware corporation, the guarantor of the Lease identified in the foregoing Seventh Amendment to Commercial Lease, (i) consents to such amendment, (ii) agrees that the undersigned’s guaranty of the Lease is in full force and effect and will continue to apply to the Lease, as amended by the foregoing amendment, or as otherwise amended on or after the date of this instrument, and (iii) agrees that the undersigned has no defenses to the enforcement of such guaranty, which is and shall continue to be enforceable in accordance with its terms.

     DATED: January 27, 2005

ADVANTA CORP.

By	/s/ Marcia M. Wilf

Its	Vice President

Date	1/27/05